Exhibit 99.1

Revlon Names Lorenzo Delpani as its President and Chief Executive Officer

NEW YORK--(BUSINESS WIRE)--October 31, 2013--Revlon, Inc. (NYSE:REV) announced today that its Board of Directors elected Lorenzo Delpani as Revlon’s President and Chief Executive Officer, effective November 1, 2013. Mr. Delpani replaces David Kennedy, who served briefly as Revlon’s Interim Chief Executive Officer and who will continue to serve as Revlon’s Vice Chairman. Mr. Delpani was also appointed to serve as a member of Revlon’s Board of Directors, as well as the Board of Revlon’s wholly owned operating subsidiary, Revlon Consumer Products Corporation.

Prior to joining the Company as part of its recent acquisition of The Colomer Group (“TCG”), Mr. Delpani served as TCG’s Chief Executive Officer since May 2007. Before he joined TCG, Mr. Delpani served in senior executive positions at Reckitt Benckiser plc, including responsibility for South Western Europe and for new product initiatives and e-business. Prior to Reckitt Benckiser, Mr. Delpani held senior marketing and executive positions of increasing scope and responsibility with Johnson & Johnson and The Procter & Gamble Company.

Commenting on today’s announcement, Mr. Kennedy said, "The acquisition of The Colomer Group represents a significant, strategic step forward for Revlon, and this leadership transition ensures that we have highly capable executives to continue to lead the combined Company. Lorenzo has demonstrated success in leading companies to achieve breakthrough innovations, in reshaping business processes to drive growth and profitability, and in successfully leading complex and geographically diverse organizations. I am highly confident that Lorenzo will bring exemplary and visionary leadership and tremendous passion and focus on ensuring the success of the combined Revlon business.”

Revlon Chairman Ronald O. Perelman said, "I want to welcome Lorenzo to his new role as Revlon’s President and CEO. Lorenzo has the depth and breadth of strategic, marketing, sales, financial and operational leadership experience to successfully lead and transform the combined Revlon company at this time of extraordinary opportunity and will bring a vision and talent for innovation across all areas of the Company’s business.”

About Revlon

Revlon is a global color cosmetics, hair color, beauty tools, fragrances, skincare, anti-perspirant deodorants and beauty care products company whose vision is Glamour, Excitement and Innovation through high-quality products at affordable prices. Revlon® is one of the strongest consumer brand franchises in the world. Revlon’s global brand portfolio includes Revlon® color cosmetics, Almay® color cosmetics, SinfulColors® color cosmetics, Pure Ice® color cosmetics, Revlon ColorSilk® hair color, Revlon® beauty tools, Charlie® fragrances, Mitchum® anti-perspirant deodorants, and Ultima II® and Gatineau® skincare. As a result of its acquisition of The Colomer Group in October 2013, Revlon’s global portfolio also includes: Revlon Professional®, Intercosmo®, Orofluido® and UniqOne™ hair care; CND®, CND Shellac® and CND Vinylux™ nail polishes; and American Crew® men’s hair care. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com, www.mitchum.com, and www.thecolomergroup.com. Corporate and investor relations information can be accessed at www.revloninc.com.

Forward Looking Statements

Statements made in this press release, which are not historical facts, including statements about the Company's plans, strategies, focus, beliefs and expectations, are forward-looking. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company's following estimates, beliefs, expectations, focus and/or plans: (i) the Company’s belief that the acquisition of The Colomer Group represents a significant, strategic step forward for Revlon, and this leadership transition ensures that we have highly capable executives to continue to lead the combined Company; (ii) the Company’s being highly confident that Lorenzo will bring exemplary and visionary leadership and tremendous passion and focus on ensuring the success of the combined Revlon business; and (iii) the Company’s belief that Lorenzo has the depth and breadth of strategic, marketing, sales, financial and operational leadership experience to successfully lead and transform the combined Revlon company at this time of extraordinary opportunity and will bring a vision and talent for innovation across all areas of the Company’s business. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2012 Annual Report on Form 10-K that we filed with the SEC in February 2013 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2013 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com), as well as reasons including: (i) less than anticipated benefits from the acquisition of The Colomer Group, such as less than expected strategic benefits from the acquisition and/or less than expected growth from the combined Company; (ii) difficulties or delays in and/or the Company’s inability to successfully integrate TCG’s business, which could result in less than expected cost synergies, more than expected costs to achieve the planned synergies or delays in, or the Company’s inability to achieve, in whole or in part, the expected synergies, as well as less than expected benefits to cash flow and/or earnings from completing the acquisition; and/or (iii) in addition to the foregoing factors, difficulties, delays in, unanticipated costs and/or the Company’s inability to launch innovative new products, such as due to less than effective new product development and/or less than expected acceptance of the Company’s new products by consumers and/or its customers. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on or made available through the Company’s websites or other websites referenced herein shall not be incorporated by reference into this release.

CONTACT:
Investor Relations & Media:
Revlon, Inc.
Elise Garofalo, 212-527-5264
Senior Vice President, Treasurer and Investor Relations